UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2015

INGREDION INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13397	22-3514823
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Westbrook Corporate Center, Westchester, Illinois	60154-5749
(Address of Principal Executive Offices)	(Zip Code)

(708) 551-2600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 5, 2015 Ingredion Incorporated (the “Company”) announced that on October 1, 2015 James P. Zallie, currently Executive Vice President, Global Specialties and President, North America and EMEA was elected, effective January 1, 2016, to serve as Executive Vice President, Global Specialties and President, Americas. In this expanded role, Mr. Zallie will overall responsibility for the business development and financial performance of the Company’s North America and South America regional businesses, while continuing to lead our specialties business on a global basis. From January 1, 2016 until his retirement in February, 2016, Ricardo de Abreu Souza, Senior Vice President and President, South America Ingredient Solutions, will report to Mr. Zallie.

Jorgen Kokke, currently Senior Vice President and President, Asia-Pacific, was elected, effective January 1, 2016, to serve as Senior Vice President and President, Asia-Pacific and EMEA. In this expanded role, Mr. Kokke will have overall responsibility for these two regional businesses.

For additional information, see our press release dated October 5, 2015, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit

99.1	Press release dated October 5, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGREDION INCORPORATED

Date: October 5, 2015	By:	/s/ Jack C. Fortnum
Jack C. Fortnum
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press release dated October 5, 2015.

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